SUPPLEMENT NO. 12 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


         This Supplement No. 12 (the "Supplement") to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

         WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology
License  Agreement  (as  previously   supplemented  and  amended,  the  "License
Agreement"); and

         WHEREAS the parties desire to further amend the License Agreement to provide for a license from NEC to Rambus to certain rights under NEC patents, for the benefit of Rambus and its licensees and to enable NEC to enjoy a reciprocal benefit under patents of certain Rambus licensees;

         NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1        Definitions.

         Capitalized terms used in this Supplement shall have the meaning specified therefor in the License Agreement, and, in addition, the following term shall have the meaning set forth below:

         1.1. "Applicable NEC Patents" means all patents, patent applications, and other patent rights (including utility models but excluding those on semiconductor process technology) in all countries of the world to the extent necessary to implement Rambus Technology, any other Rambus technology which has been licensed to NEC by Rambus or NEC Improvements and which, during the term of the License Agreement, are owned by NEC or NEC Subsidiaries (or licensed to NEC or NEC Subsidiaries with respect to which NEC has the right to grant sublicenses of the scope granted herein without the payment of consideration to third parties).

2        NEC Licenses to Rambus.

         2.1. NEC hereby grants Rambus a worldwide, royalty-free, fully paid, nonexclusive, nontransferable (except as set forth herein) license under Applicable NEC Patents to design, make, have made, use, import, offer to sell, and sell or otherwise transfer any products which incorporate all or part of Rambus Technology or any other Rambus technology which has been licensed to NEC by Rambus, provided that Rambus' rights with respect to the Applicable NEC Patents shall be limited to implementation of the Rambus Technology or other Rambus technology which has been licensed to NEC by



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         Rambus and no license  with  respect  thereto is granted for use in any other portion of any integrated circuit including, without limitation, the core of a memory integrated circuit (i.e., that portion of a memory integrated circuit other than the interface). Rambus shall have the right to sublicense its rights under the Applicable NEC Patents to any or all of the other licensees of any Rambus Technology or any other Rambus technology to the same extent that NEC is licensed by such licensee through Rambus under Section 2.1 of the License Agreement or under other relevant license agreements between Rambus and NEC for such other Rambus technology.

         2.2 NEC makes no warranty or representation with respect to, or in connection with the grant of licenses under such Applicable NEC Patents. No license is granted, either expressly or impliedly, by NEC other than the license expressly granted in Section 2.1 above.

         2.3 The parties agree that, except as otherwise provided in the License Agreement, neither party shall be required to provide the other party with any technical information hereunder.

3        Term and Termination.

         3.1. This Supplement shall be effective as of the date last written below.

         3.2. This Supplement shall survive any termination of the License Agreement and remain in force after any such termination thereof.

4        Notice Regarding this Supplement.

         Any notice hereunder and any delivery hereunder shall be sent to the following address:


                  If sent to NEC:           General Manager
                                            1st LSI Memory Division
                                            NEC Corporation
                                            1120, Shimokuzawa, Sagamihara
                                            Kanagawa 229, Japan

                                            General Manager
                                            System ASIC Division
                                            NEC Corporation
                                            1753, Shimonumabe, Nakahara-ku
                                            Kawasaki, Kanagawa 211, Japan

                  If sent to Rambus:        President
                                            Rambus Inc.
                                            2465 Latham Street
                                            Mountain View, California 94040
                                            U.S.A.

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5        Government Approvals.

         NEC represents and warrants that no prior consent or approval with any governmental authority in Japan is required in connection with the valid execution and performance of this Supplement. NEC shall be responsible for any required filings of this Supplement with Japanese government agencies.

6        License Agreement.

         6.1. Other than expressly set forth herein, the terms and conditions of the License Agreement, including, but not limited to, Sections 7, 9 and 10 thereof, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement.

         6.2. In all respects, the License Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Supplement shall control and govern over the provisions of the License Agreement.

The parties hereto execute this Supplement in duplicate as of the date last entered below:

NEC CORPORATION                                RAMBUS INC.

By:_____________________________               By:______________________________

Print Name:_____________________               Print Name:______________________

Title:__________________________               Title:___________________________

Date:___________________________               Date:____________________________


By:_____________________________

Print Name:_____________________

Title:__________________________

Date:___________________________

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